Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

International Isotopes Inc.

We consent to the incorporation by reference in Amendment No. 5 of this Registration Statement on Form S-1 of our report dated March 30, 2011, relating to the consolidated financial statements of International Isotopes Inc., which appears in the Annual Report on Form 10-K of International Isotopes, Inc. for the year ended December 31, 2010.

We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

/s/ Hansen, Barnett & Maxwell, P.C.
HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

July 15, 2011